Exhibit 99.1

DRAFT CHC PLAN SUPPORT AGREEMENT / MILESTONE AGREEMENT PRESS RELEASE

CHC Group Announces $450 Million in Commitments to Recapitalize the Company

Key Parties Execute Plan Support Agreement with Milestone Aviation to Serve as Lead Lessor

IRVING, TEXAS, October 11, 2016 – CHC Group (the “Company” or “CHC”) (OTC Pink Sheets: HELIQ) today announced that it has entered into a plan support agreement (the “PSA”) with respect to the terms of a chapter 11 plan of reorganization (the “Plan”). The PSA contemplates a comprehensive recapitalization of the Company that will provide $300 million in new capital from its existing creditors, as well as terms for restructured aircraft leases and additional asset based financing commitments of $150 million from its largest lessor and its affiliates. The PSA will be implemented pursuant to a plan of reorganization as part of CHC’s Chapter 11 proceedings that were commenced on May 5, 2016. The Company expects to submit the Plan to the court in the next few weeks and anticipates emerging from the court-supervised process as quickly as possible with forecasted liquidity of more than $400 million and access to an additional $150 million of aircraft financing.

“Executing this agreement enables us to establish a stronger capital structure for CHC and is another critical milestone toward completing our court-supervised reorganization process,” said Karl Fessenden, President and Chief Executive Officer. “With the support of the Plan Sponsors, Unsecured Creditors Committee, and The Milestone Aviation Group Limited as our lead aircraft lessor, we look forward to obtaining approval of our restructuring plan, recapitalizing the company, and putting CHC on the path to long-term success. We remain confident that the restructuring we are undertaking will position CHC to capitalize on future growth opportunities as our industry recovers.”

The parties to the PSA include: The Milestone Aviation Group Limited (“Milestone”) and certain of its affiliates (the ”Milestone Parties”), holders (the “Plan Sponsors”) of approximately 67.56% of the outstanding principal amount of the Company’s 9.25% Senior Secured Notes due 2020 (the “Secured Notes”), the Official Committee of Unsecured Creditors (the “UCC”), and holders (the “Individual Creditor Parties” and together with the Milestone Parties, the Plan Sponsors and the UCC, the “Consenting Creditor Parties”) of approximately 73.56% of the outstanding principal amount of the Company’s 9.375% Senior Notes due 2021 (the “Unsecured Notes”).

“CHC is one of the leading global providers of helicopter services, and will be very well-positioned post restructuring to benefit from a recovery in the global energy industry,” said Mike Bevacqua, a Managing Director at Bain Capital Credit, which is the Company's lead Plan Sponsor and largest secured creditor. “We believe this recapitalization will have a positive outcome for all the Company's stakeholders, and look forward to continuing to play a constructive role in supporting CHC's progress.”

Under the lease restructuring term sheet entered into between the Company and Milestone (the “Milestone Term Sheet”), which is incorporated into the PSA, Milestone will serve as the lead lessor for CHC’s go-forward fleet of helicopters. Milestone will provide CHC with modified lease terms on their existing leases and additional helicopters at market lease rates. In addition to the leased aircraft, the Milestone Term Sheet includes provision of a commitment letter for a new $150 million asset backed debt facility for purchase or refinancing of aircraft.

“From the outset, one of our primary goals has been to establish a smaller, more productive fleet of aircraft that provides the right aircraft at the right time for our customers’ helicopter service needs, while maintaining our commitment to setting the standard for safety, customer service and value across the industry. We believe that Milestone, as a part of General Electric, provides the strength and stability we need in a lessor partner, and we are confident that this agreement provides a strong foundation for CHC’s fleet of aircraft going forward,” Fessenden concluded.

“As the pioneer of global helicopter leasing, Milestone Aviation Group has always taken a long-term view of the helicopter industry, and we are committed to the industry’s health and stability during a challenging time,” said Milestone President Daniel Rosenthal. “We believe that an agreement that enables CHC to recapitalize and emerge from its restructuring process as a going concern is important for our industry, and we are pleased that Milestone, along with other major creditors, has reached a mutually acceptable agreement with CHC to restructure its obligations.”

The principal provisions of the Plan contemplated by the PSA are as follows:

•	Eligible holders of the Secured Notes and the Unsecured Notes will have the opportunity to participate in a rights offering to purchase mandatorily convertible second lien notes (the “New Second Lien Convertible Notes”) of the Company for an aggregate purchase price of $300 million (the “Rights Offering”), with $280 million allocated to the holders of Secured Notes and $20 million allocated to holders of Unsecured Notes. The New Second Lien Convertible Notes will be convertible into 85.4% of the New Common Shares on a fully diluted basis (but subject to dilution by the management incentive plan of the Reorganized Company (“MIP”)), and will vote in post-emergence governance matters on an as-converted basis.
•	Holders of the Secured Notes, Unsecured Notes and General Unsecured Claims will receive the following general treatment under the Plan:
o	In addition to the ability to participate in the Rights Offering allocated to the Secured Notes, all holders of Secured Notes will receive their pro rata share of 79.5% of new equity (“New Equity”) to be issued by a newly-formed Cayman limited liability company (the “Reorganized Company”) (prior to dilution by New Second Lien Convertible Notes and the MIP), which equates to 11.6% of New Equity (fully diluted on account of the New Second Lien Convertible Notes, but excluding the MIP).
o	All holders of Unsecured Notes will receive their pro rata share of 8.9% of New Equity (prior to dilution by the New Second Lien Convertible Notes and the MIP), which equates to 1.3% of New Equity (fully diluted on account of the New Second Lien Convertible Notes, but excluding the MIP).
o	All other holders of General Unsecured Claims of the Company will receive their pro rata share of (a) 11.6% of New Equity (prior to dilution by the New Second Lien Convertible Notes and the MIP), which equates to 1.7% of New Equity (fully diluted on account of the New Second Lien Convertible Notes, but excluding the MIP), and (b) $37.5 million in new unsecured notes of the Reorganized Company.
o	The Plan may also provide for distributions up to an aggregate amount of $750,000 in cash to holders of certain General Unsecured Claims, with any such distributions reducing the principal amount of the New Unsecured Notes on a dollar for dollar basis and further provides for an allocation from distributions on the Secured Notes and/or Unsecured Notes of a specified amount of New Membership Interests for any Non-Eligible Offerees of the Secured Notes and/or Unsecured Notes who timely execute a Non-Eligible Offeree acknowledgement and vote in favor of the Plan.

•	Holders of the Company’s Revolving Credit Agreement Claims will receive a new term note in the amount of their claim, in accordance with the Bankruptcy Code, or such other treatment that is reasonably acceptable to the Company, the UCC, and the Plan Sponsors. The Company and the Consenting Creditor Parties are currently in active negotiations with holders of the Revolving Credit Agreement Claims as to their treatment.
•	The Plan does not provide for any distribution to holders of the Company’s existing equity securities, including its ordinary shares and preferred shares. Following the effective date of the Plan, the Company will apply to the Registrar of Companies in the Cayman Islands for a voluntary striking off of the Company. Upon a striking off of the Company, the Company will be dissolved (subject to certain reinstatement rights of the holders of the existing equity) and the existing equity holders will receive no distribution.

The PSA and other transaction agreements to be executed by the Company include certain covenants on the part of the Company to solicit and seek court approval of the Plan, and the Consenting Creditor Parties have agreed to vote in favor of and support the Plan and the restructuring transactions. The PSA and related agreements are subject to customary closing conditions and termination rights upon the occurrence of certain events, as well as payment of certain fees and expenses. In connection with the PSA, certain of the Consenting Creditor Parties have agreed, pursuant to a backstop agreement (the “Backstop Agreement”), to backstop the Rights Offering in consideration of the payment, subject to court approval, of a nonrefundable premium payable in New Second Lien Convertible Notes in the amount of $30.8 million or, upon certain triggering events, in cash in the amount of $21.3 million. The Backstop Agreement also includes certain covenants on the part of the Company and is subject to customary closing conditions and termination rights upon the occurrence of certain events.

Customers, suppliers and other stakeholders can find additional information about CHC’s reorganization at www.chc.ca/restructuring. In addition, court filings and other information related to the restructuring proceedings are available at www.kccllc.net/chc.

About CHC

CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment.

About Milestone Aviation Group

Milestone Aviation Group, a GE Capital Aviation Services Company, is the world’s leading helicopter leasing company. Milestone has a fleet of over 215 helicopters worth US $3.7 billion and supports 32 operators in 26 countries on six continents. The company has a forward order book of firm and option aircraft with an estimated aggregate purchase price of US $3.2 billion. These near-term delivery positions of in-demand helicopters are made available for lease globally. Milestone partners with helicopter operators worldwide and supports them through lease and debt financing. The company provides financing for helicopters serving a variety of industries, including offshore oil and gas, search and rescue, emergency medical services, police surveillance, mining and other utility missions. www.milestoneaviation.com.

Cautionary Note on Forward-Looking Statements

This press release and other statements that we may make contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements about our expectations for the timing and execution of our restructuring plan, our future financial condition and future business plans and expectations, the effect of, and our expectations with respect to, the operation of our business, adequacy of financial resources and commitments and operating expectations during the pendency of our court proceedings. Such forward-looking statements are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: we filed for protection under Chapter 11 of the Bankruptcy Code and are subject to risks and uncertainties; our ability to implement the Plan and to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 proceedings prosecuted from time to; operating under Chapter 11 may restrict our ability to pursue our business strategies; our employees face considerable uncertainty due to the Chapter 11 proceedings; we may suffer from a protracted restructuring; our ability to emerge from Chapter 11 and operate profitably thereafter will depend on increasing our revenue, lowering our costs, and obtaining sufficient financing or other capital to operate successfully; we have substantial liquidity needs and, due to our current Chapter 11 proceedings, may not be able to obtain any equity or debt financings in the capital markets for the foreseeable future; we may be subject to claims that will not be discharged in the Chapter 11 proceedings; our restructuring efforts through the Chapter 11 proceedings may be expensive, take resources and distract management; we are in the process of rejecting and abandoning a significant portion of our helicopter fleet through Chapter 11 proceedings, which may result in an inability to quickly respond to new opportunities and a significant loss of market share and profit margins; our consolidated financial statements have been prepared assuming that we will continue as a going concern, our independent registered public accounting firm has raised substantial doubts about our ability to continue as a going concern, and we have not included any adjustments that might result from the outcome of this uncertainty; we have a history of net losses; our substantial level of indebtedness, operating lease commitments, purchase and other commitments could materially adversely affect our ability to fulfill our obligations under our debt agreements, our ability to react to changes in our business and our ability to incur additional debt to fund future needs; all flights with the aircraft type H225 and AS332 L2 have been temporarily grounded which may cause a material and adverse impact to our financial viability; operating helicopters involves a degree of inherent risk and we are exposed to the risk of losses from safety incidents; if we are unable to mitigate potential losses through a robust safety management and insurance coverage program, our financial condition would be jeopardized in the event of a safety or other hazardous incident; failure to maintain standards of acceptable safety performance could have an adverse impact on our ability to attract and retain customers and could adversely impact our reputation, operations and financial performance; our operations are largely dependent upon the level of activity in the offshore oil and gas industry; the oil and gas industries on which we are largely dependent are suffering through a severe downturn, resulting in significant negative impact on demand for our services, and no assurance can be given that the downturn will not continue to be prolonged; many of the markets in which we operate are highly competitive, and if we are unable to effectively compete, it may result in a loss of market share or a decrease in revenue or profit margins; we rely on a limited number of large offshore helicopter support contracts with a limited number of customers. If any of these are terminated early or not renewed, our revenues could decline; negative publicity may adversely impact us; our fixed operating expenses and long-term contracts with customers could adversely affect our business under certain circumstances; we depend on a small number of helicopter manufacturers and any safety issues can severely limit our ability to continue operating helicopters already in our fleet; we depend on a limited number of third-party suppliers for helicopter parts and subcontract services; restructuring of our operations and organizational structure may lead to significant costs; our business requires substantial capital expenditures, lease and working capital financing, which we are currently blocked from accessing through the capital markets and banks. Any further deterioration of current industry or business conditions, the capital and banking markets or a prolonged period in Chapter 11 proceedings generally could adversely impact our business, financial condition and results of operations; we rely on the secondary used helicopter market to dispose of our older helicopters and parts due to our ongoing fleet modernization efforts; our operations are subject to extensive regulations which could increase our costs and adversely affect us; our maintenance, repair and overhaul (MRO) business, Heli-One, could suffer if licenses issued by original equipment manufacturers (OEMs) and/or governmental authorities are not renewed or we cannot obtain additional licenses; we derive significant revenue from non-wholly owned variable interest entities. If we are unable to maintain good relations with the other owners of such non-wholly owned entities, our business, financial condition or results of operations could be adversely affected; our operations may suffer due to political, regulatory, commercial and economic uncertainty; our business in countries with a history of corruption and transactions with foreign governments increases the compliance risks associated with our international activities; we are subject to extensive federal, state, local and foreign environmental, health and safety laws, rules, regulations and ordinances that could have an adverse impact on our business; we are subject to many different forms of taxation in various jurisdictions throughout the world, which could lead to disagreements with tax authorities regarding the application of tax laws; the offshore helicopter services industry is cyclical; we are exposed to foreign currency risks; our failure to hedge exposure to fluctuations in foreign currency exchange rates effectively could unfavorably affect our financial performance; we are exposed to credit risks; our customers may seek to shift risk to us; if oil and gas companies undertake cost reduction methods, there may be an adverse effect on our business; reductions in spending on helicopter services by government agencies could lead to modifications of search and rescue (SAR) and emergency medical services (EMS) contract terms or delays in receiving payments, which could adversely impact our business, financial condition and results of operations; failure to develop or implement new technologies and disruption to our systems could affect our results of operations; we rely on information technology, and if we are unable to protect against service interruptions, data corruption, cyber-based attacks or network security breaches, our operations could be disrupted and our business could be negatively affected; the loss of key personnel could affect our growth and future success; labor problems could adversely affect us; if the assets in our defined benefit pension plans are not sufficient to meet the plans’ obligations, we could be required to make substantial cash contributions and our liquidity could be adversely affected; adverse results of legal proceedings could materially and adversely affect our business, financial condition or results of operations; in the event we are or become treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, our U.S. shareholders could be subject to adverse U.S. federal income tax consequences; we are controlled by a shareholder group, which might have interests that conflict with ours or the interests of our other shareholders; due to our Chapter 11 bankruptcy proceedings, our ordinary shares may have no value and any investment in our shares is highly speculative; the market for our ordinary shares historically has experienced significant price and volume fluctuations; we have not paid dividends on our ordinary shares historically and may not pay any cash dividends on our ordinary or preferred shares for the foreseeable future; pursuant to the terms of the preferred shares, which rank senior to our ordinary shares, we are required to pay regular cash dividends or issue shares in respect of amounts accrued as dividends on the preferred shares, and we may be required under certain circumstances to repurchase the preferred shares; we are currently unable to pay such obligations while we are in Chapter 11 proceedings and are likely not to pay any cash dividends for the foreseeable future; our preferred shares have rights, preferences and privileges that are not held by, and are preferential to the rights of, holders of our ordinary shares. Such preferential rights could adversely affect our liquidity and financial condition, and may result in the interests of the holders of our preferred shares differing from those of the holders of our ordinary shares; we are a holding company and, accordingly, are dependent upon distributions from our subsidiaries to generate the funds necessary to meet our financial obligations and pay dividends; the requirements of being a public company may strain our resources and distract our management; provisions of our articles of association and Cayman Islands corporate law may discourage or prevent an acquisition of us which could adversely affect the value of our ordinary shares; our organizational documents contain a variety of anti-takeover provisions that could delay, deter or prevent a change in control; shareholder rights under Cayman Islands law may differ materially from shareholder rights in the United States, which could adversely affect the ability of us and our shareholders to protect our and their interests; as a shareholder, you might have difficulty obtaining or enforcing a judgment against us because we are incorporated under the laws of the Cayman Islands; our major investors, Clayton, Dubilier & Rice and First Reserve Management, L.P., may compete with us, and our articles of association contain a provision that expressly permits our non-employee directors to compete with us; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended April 30, 2016. The Company’s filings with the Securities and Exchange Commission are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. No assurances can be given that our efforts to effectively reorganize under Chapter 11 of the Bankruptcy Code will ultimately be successful or that we will succeed in strengthening our balance sheet or increase our financial flexibility. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

Nothing in this press release shall constitute a solicitation of any holders of any of our indebtedness or our securities with respect to the matters contemplated in the PSA or an offer to buy or sell, or a solicitation of an offer to buy or sell, any securities of the Company. Any such securities that may be offered under the Plan will not be or have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

CHC Group

MEDIA

Susan Gordon, +1.214.262.7426

Senior Director, Global Communications

susan.gordon@chc.ca

INVESTORS

+1.604.247.7060

investor@chc.ca